UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 1, 2015
Date of Report (Date of earliest event reported)

ENERGY TRANSFER PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	1-11727	73-1493906
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3738 Oak Lawn Avenue, Dallas, Texas 75219
(Address of principal executive offices) (Zip Code)

(214) 981-0700
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Contribution Agreement for Contribution of Membership Interests in Sunoco, LLC
On April 1, 2015, ETP Retail Holdings, LLC (“ETP Retail”), an indirect wholly-owned subsidiary of Energy Transfer Partners, L.P. (“ETP”), completed the previously announced contribution contemplated by the Contribution Agreement dated as of March 23, 2015 (the “Contribution Agreement”) by and among Sunoco LP, Sunoco, LLC (the “Company”), ETP Retail and ETP. Pursuant to the terms of the Contribution Agreement, Sunoco LP acquired from ETP Retail 31.58% of the issued and outstanding membership interests in the Company (the “Membership Interests”), which Membership Interests were subsequently assigned by Sunoco LP to Susser Petroleum Operating Company LLC (“SPOC”), a wholly owned subsidiary of Sunoco LP (the “Transaction”). Pursuant to the terms of the Contribution Agreement, ETP guaranteed all of the obligations of ETP Retail under the Contribution Agreement.
The Company is primarily engaged in the wholesale distribution of motor fuels across more than 26 states throughout the East Coast and Southeast regions of the United States from Maine to Florida and from Florida to Louisiana. The Company purchases motor fuel through its supply and trading group primarily from independent refiners and major oil companies, along with other major market participants, and distributes it to (i) Sunoco Inc. for resale at its approximately 440 company-operated Sunoco- and APlus-branded convenience stores and other retail fuel outlets, primarily in the East Coast and Southeast regions of the United States; (ii) 882 Sunoco-branded dealer locations pursuant to long-term fuel supply agreements; (iii) other wholesale distributors of Sunoco-branded fuel to an additional 3,640 independently operated third-party retail fuel outlets; and (iv) approximately 400 other commercial customers on a spot or short-term contract basis. The Company also receives rental income from approximately 425 properties that it leases or subleases to third-party operators and receives income from the manufacture and sale of race fuels from its Marcus Hook, Pennsylvania manufacturing plant.
Upon the closing of the Transaction, Sunoco LP paid ETP Retail approximately $775.0 million in cash (the “Cash Consideration”) and issued to ETP Retail approximately $40.8 million of common units (“Common Units”) representing limited partner interests of Sunoco LP, based on the five-day volume weighted average price of Sunoco LP’s common units as of March 20, 2015 (collectively with the Cash Consideration, the “Contribution Consideration”). The Cash Consideration was financed through Sunoco LP’s issuance of $800 million principal amount of 6.375% Senior Notes due 2023 issued on April 1, 2015 (the “Notes”). The Common Units issued to ETP Retail as part of the Contribution Consideration were issued and sold in a private transaction exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.
Sunoco GP LLC, the general partner of Sunoco LP (the “Sunoco General Partner”), holds a non-economic general partner interest in Sunoco LP. ETP (i) indirectly owns Common Units and subordinated units representing an approximately 44% limited partner interest in Sunoco LP, (ii) indirectly owns the general partner interest in Sunoco LP through ETP’s ownership of the Sunoco General Partner and (iii) directly owns 100% of the outstanding incentive distribution rights in Sunoco LP. A conflicts committee (the “Conflicts Committee”) of the Board of Directors of Energy Transfer Partners, L.L.C., the general partner of Energy Transfer Partners GP, L.P., the general partner of ETP (the “Board”), evaluated the Transaction on behalf of ETP with the assistance of independent legal and financial advisors and considered various factors in recommending the Transaction to the Board.  In connection with the Transaction, the Conflicts Committee also received an opinion from its financial advisor as to the fairness, from a financial point of view and as of the date of such opinion, to ETP of the consideration to be received by ETP in the Transaction.
In addition, in connection with the completion of the Transaction, ETP or certain of its subsidiaries, as applicable, entered into the following material definitive agreements:

•
Amended and Restated Operating Agreement of Sunoco, LLC: On April 1, 2015, SPOC and ETP Retail entered into an Amended and Restated Operating Agreement of the Company (the “Operating Agreement”) governing the operation of the Company. Pursuant to the Operating Agreement, the business of the Company will be managed by a four-member board of directors, with SPOC and ETP Retail each having the right to appoint two directors. In addition, so long as SPOC and its affiliates own at least a 15% membership interest in the Company, SPOC and ETP Retail will have a 50.1% and 49.9% voting interest in the Company, respectively. The Operating Agreement requires the Company to distribute from time to time, but not less than once each quarter, 100% of its available cash to SPOC and ETP Retail on a pro rata basis based upon their respective equity percentage interest in the Company.

•
Guarantee of Collection: On April 1, 2015, ETP Retail entered into a Guarantee of Collection (the “Guarantee of Collection”) with Sunoco LP and Sunoco Finance Corp., a wholly owned subsidiary of Sunoco LP (“SUN Finance”), pursuant to which ETP Retail has agreed to provide a guarantee of collection, but not of payment, to Sunoco LP with respect to the principal amount of the Notes.

•
Support Agreements: On April 1, 2015, each of Sunoco, Inc. (R&M) (“Sunoco R&M”) and Atlantic Refining & Marketing Corp. (“Atlantic Refining” and, together with Sunoco R&M, the “Support Providers”), each an indirect wholly owned subsidiary of ETP, entered into a separate support agreement (collectively, the “Support Agreements”) with ETP Retail, Sunoco LP and SUN Finance. Pursuant to the Support Agreements, the applicable Support Provider agreed to provide contingent residual support to ETP Retail with respect to ETP Retail’s obligations under the Guarantee of Collection to support the payment of the Notes, subject to a cap equal, in the case of each of the Support Providers, the portion of the principal amount of the Notes corresponding to the pro rata percentage of Cash Consideration distributed to such Support Provider by ETP Retail, as adjusted pursuant to the terms of the applicable Support Agreement. Accordingly, the contingent residual support obligations of Sunoco R&M and Atlantic Refining are initially limited to 95.48% and 4.52% of the $800 million principal amount of the Notes, respectively.

The above descriptions of the Operating Agreement, the Guarantee of Collection and the Support Agreements are not complete and are qualified in their entirety by reference to the full text of the Operating Agreement, the Guarantee of Collection and the Support Agreements, as applicable, which are filed hereto as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4, respectively, and are incorporated in this Item 1.01 by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement
The information set forth under Item 1.01 under the heading “Guarantee of Collection” and “Support Agreements” is incorporated into this Item 2.03 by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
10.1	Amended and Restated Operating Agreement of Sunoco, LLC, dated effective as of April 1, 2015, by and between ETP Retail Holdings, LLC and Susser Petroleum Operating Company LLC.
10.2	Guarantee of Collection, made as of April 1, 2015, by ETP Retail Holdings, LLC to Sunoco LP and Sunoco Finance Corp.
10.3	Support Agreement, made as of April 1, 2015, by and among Sunoco, Inc. (R&M), Sunoco LP, Sunoco Finance Corp. and ETP Retail Holdings, LLC.
10.4	Support Agreement, made as of April 1, 2015, by and among Atlantic Refining & Marketing Corp., Sunoco LP, Sunoco Finance Corp. and ETP Retail Holdings, LLC.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Transfer Partners, L.P.
By:    Energy Transfer Partners GP, L.P., its general partner
By:     Energy Transfer Partners, L.L.C., its general partner

By:      /s/ Thomas P. Mason
Thomas P. Mason
Senior Vice President, General Counsel and Secretary
Dated: April 1, 2015

ENERGY TRANSFER PARTNERS, L.P.
EXHIBIT INDEX
The following exhibits are filed herewith:

Exhibit Number	Description
10.1	Amended and Restated Operating Agreement of Sunoco, LLC, dated effective as of April 1, 2015, by and between ETP Retail Holdings, LLC and Susser Petroleum Operating Company LLC.
10.2	Guarantee of Collection, made as of April 1, 2015, by ETP Retail Holdings, LLC to Sunoco LP and Sunoco Finance Corp.
10.3	Support Agreement, made as of April 1, 2015, by and among Sunoco, Inc. (R&M), Sunoco LP, Sunoco Finance Corp. and ETP Retail Holdings, LLC.
10.4	Support Agreement, made as of April 1, 2015, by and among Atlantic Refining & Marketing Corp., Sunoco LP, Sunoco Finance Corp. and ETP Retail Holdings, LLC.